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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)      July 27, 1999
                                                 -------------------------


                           KOFAX IMAGE PRODUCTS, INC.
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               (Exact name of Registrant as specified in charter)


          Delaware                     000-23119                 33-0114967
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(State or other jurisdiction          (Commission             (I.R.S. Employer
     of incorporation)                File Number)           Identification No.)


16245 Laguna Canyon Road, Irvine, California                       92618
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(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code     (949) 727-1733
                                                   ------------------------


                                 Not Applicable
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         (Former name or former address, if changed, since last report.)


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ITEM 5.  OTHER EVENTS

         On July 27, 1999, Kofax Image Products, Inc., a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger, dated as of July 27, 1999 (the "Merger Agreement"), with Imaging Components Corporation, a Delaware corporation (the "Parent"), and Imaging Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Parent (the "Merger Sub"). Parent is a new company formed by Dicom plc, Dresdner Kleinwort Benson Private Equity Partners L.P. and a group of the Company's management. Pursuant to the Merger Agreement, Parent and Merger Sub have agreed to commence a tender offer for all of the outstanding shares of common stock, $0.001 par value, of the Company (the "Shares") at a price of $12.75, net to the seller in cash, without interest (the "Offer"). The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer such number of Shares which, together with the Shares then owned directly or indirectly by Purchaser, would constitute more than 50% of the Shares then outstanding on a fully diluted basis, and the satisfaction of the other conditions described in the Merger Agreement.

         Certain members of the Company's management (the "Management Group") will retain some of their Shares as set forth in the Merger Agreement (the "Retained Shares"). The members of the Management Group and certain other of the Company's stockholders, who beneficially own an aggregate of approximately 19.5% of the outstanding Shares entitled to vote at any meeting of the stockholders of the Company, have agreed to tender all of the Shares owned by them (other than the Retained Shares) and to vote all remaining Shares owned by them in favor of the Merger Agreement and the transactions contemplated thereby and against any competing offer, pursuant to a Voting Agreement dated July 27, 1999, by and among Parent, Purchaser, each member of the Management Group and certain other stockholders of the Company (the "Voting Agreement").

         After the purchase of Shares pursuant to the Offer, Merger Sub will be merged with and into the Company with the Company continuing as the surviving corporation and becoming a wholly-owned subsidiary of Parent (the "Surviving Corporation"). At the effective time of the Merger (the "Effective Time"), each Share issued and outstanding immediately prior to the Effective Time other than
(i) Shares held by the Company or any subsidiary of the Company, (ii) Shares held by Parent, Merger Sub or any other subsidiary of Parent, if any, (iii) the Retained Shares, and (iv) Shares held by stockholders who have demanded and perfected, and have not withdrawn or otherwise lost, appraisal rights, if any, under the Delaware General Corporations Law, will be cancelled and converted automatically into the right to receive $12.75 in cash, or any higher price that may be paid per Share in the Offer, without interest (the "Merger Consideration"). As provided in the Merger Agreement, the Retained Share will be exchanged for and become shares of Parent at the Effective Time of the Merger.

         C.E. Unterberg, Towbin, the Company's financial advisor, has delivered to the Company's Board of Directors its written opinion, as financial advisors, dated July 27, 1999, to the effect that, as of such date and based upon and subject to certain matters stated therein, the $12.75 per Share cash consideration to be received by holders of Shares in the Offer and the Merger was fair from a financial point of view to such holders.


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

    EXHIBIT NO.                       DESCRIPTION
    -----------                       -----------

        2 Agreement and Plan of Merger, dated as of July 27, 1999, among Kofax Image Products, Inc., Imaging Components Corporation and Imaging Acquisition Corporation.*

       99.1     Press Release, issued by the Company on July 28, 1999.

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*  Schedules omitted. The Registrant shall furnish supplementally to the
   Securities and Exchange Commission a copy of any omitted schedule upon request.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             KOFAX IMAGE PRODUCTS, INC.


Date: July 29, 1999                          By: /s/ RONALD J. FIKERT
                                                 -------------------------------
                                                 Ronald J. Fikert
                                                 Chief Financial Officer




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                                  EXHIBIT INDEX

         The following exhibits are attached hereto and incorporated herein by reference:

                                                                                    SEQUENTIALLY
    EXHIBIT NO.                       DESCRIPTION                                   NUMBERED PAGE
    -----------                       -----------                                   -------------
        2       Agreement and Plan of Merger, dated as of July 27, 1999, among
                Kofax Image Products, Inc., Imaging Components Corporation and
                Imaging Acquisition Corporation.*

       99.1     Press Release, issued by the Company on July 28, 1999.

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*  Schedules omitted. The Registrant shall furnish supplementally to the
   Securities and Exchange Commission a copy of any omitted schedule upon request.